EXHIBIT 23.2






                       Consent of Independent Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 8, 1995 (except for Note 14 for which the date is March 2, 1995). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.



                                           /S/  ARTHUR ANDERSEN LLP
                                           ---------------------------
                                                ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 5, 1997





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